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                                                                   EXHIBIT 23.01


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


     We have issued our report dated April 24, 2001, accompanying the financial statements of the Computer Network Technology Corporation 401(K) Salary Savings Plan included in the Form 11-K of Computer Network Technology Corporation for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of Computer Network Technology Corporation on Forms S-8 (File No. 33-42750, effective September 16, 1991, File No. 333-88209, effective October 1, 1999 and File No. 333-44482, effective August 25, 2000).


                                       /s/ GRANT THORNTON LLP



Minneapolis, Minnesota
June 20, 2001




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